CERTIFICATE OF AMENDMENT TO THE
              RESTATED CERTIFICATE OF INCORPORATION


      PENNZENERGY COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:   Article FIFTH of the corporation's current Restated
Certificate of Incorporation is hereby amended by deleting the first sentence of Section 2 of Article FIFTH in its entirety and substituting the following sentence therefor:

           The number of Directors which shall constitute the whole Board of Directors of the corporation shall be not less than 3 nor more than 9 as specified from time to time in the By-laws of the corporation, except in the case of an increase in the number of Directors by reason of any default provisions contained in Article FOURTH.

      SECOND: The foregoing amendment to the corporation's Restated Certificate of Incorporation was unanimously adopted by the corporation's Board of Directors at a meeting duly called and held on February 17, 1999 and by the holders of a majority of the outstanding shares of the corporation's capital stock at a meeting duly called and held on May 6, 1999, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed in its name and on its behalf by its duly authorized officer and its corporate seal to be affixed hereto and attested by its Secretary on this 6th day of May, 1999.

                         PENNZENERGY COMPANY



                         By:  /s/ Stephen D. Chesebro'
                            Stephen D. Chesebro'
                            President and Chief Executive Officer


ATTEST:


By:  /s/ Linda L. Meagher
  Linda L. Meagher
  Corporate Secretary




               CERTIFICATE OF OWNERSHIP AND MERGER
                             MERGING
                       PENNZENERGY COMPANY
                              INTO
                        PENNZOIL COMPANY

                 Pursuant to Section 253 of the
        General Corporation Law of the State of Delaware


           PENNZOIL COMPANY, a corporation organized and existing under the laws of Delaware (the "Company"), DOES HEREBY CERTIFY:

           FIRST:  That the Company was incorporated on April  1,
1968, pursuant to the General Corporation Law of the State of Delaware;

           SECOND: That the Company is the legal and beneficial owner of all of the outstanding shares of Common Stock, par value $.01 per share, of PennzEnergy Company, a Delaware corporation, and that said Common Stock is the only issued and outstanding class of stock of PennzEnergy Company;

           THIRD: That the Company desires to merge into itself PennzEnergy Company and thereby to change the Company's corporate name to "PennzEnergy Company" pursuant to the provisions of
Section 253 of the Delaware General Corporation Law (the "DGCL");

           FOURTH: That the Company, by the following resolutions of its Board of Directors, duly adopted on December 2, 1998, determined to merge into itself PennzEnergy Company, and thereby assume all of the liabilities and obligations of PennzEnergy Company, and to change the Company's corporate name to "PennzEnergy Company":

Merger of Merger Sub into Company

           WHEREAS, the Company is the legal and beneficial owner of all of the outstanding shares of Common Stock, par value $.01 per share ("Merger Sub Common Stock"), of PennzEnergy Company, a
Delaware corporation ("Merger Sub");

           WHEREAS, said Merger Sub Common Stock is the only issued and outstanding class of stock of Merger Sub;

           WHEREAS,  the  Company desires to  merge  into  itself
Merger Sub pursuant to the
provisions of Section 253 of the DGCL;

          NOW, THEREFORE, LET IT BE

           RESOLVED, that, pursuant to the provisions of  Section
253  of  the  DGCL, the Company merge (the "Merger") into  itself
Merger Sub, and assume all of the liabilities and obligations of Merger Sub; and further

           RESOLVED, that, pursuant to the provisions of  Section
253(b) of the DGCL, at the effective time of the Merger, the name of the Company be changed to "PennzEnergy Company"; and further

           RESOLVED, that the Merger shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the "Certificate of Ownership and Merger"), or at such later time as may be set forth in the Certificate of Ownership and Merger; and further

           RESOLVED, that, at any time prior to the time that the filing of the Certificate of
Ownership and Merger becomes effective, the Board of Directors of the Company may terminate the Certificate of Ownership and Merger; and further

          RESOLVED, that the Chairman of the Board, the President or any Vice President of the Company is authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware; and further

            RESOLVED, that the officers of the Company are authorized to execute, deliver, file and record such documents, deeds, certificates and other instruments, in the name and on behalf of the Company, and to take all such further action to carry out and effect the Merger and the changes of ownership effected thereby as they shall consider necessary, desirable or appropriate.

           FIFTH: That the merger of Merger Sub into the Company and the name change of the Company effected thereby shall be effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

           I, THE UNDERSIGNED, being an authorized officer of the Company, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of December 1998.



                                   PENNZOIL COMPANY



                                   By:  /s/  Linda F. Condit
                                     Name:  Linda F. Condit
                                     Title: Vice President and
                                       Corporate Secretary

                 CERTIFICATE OF AMENDMENT TO THE
              RESTATED CERTIFICATE OF INCORPORATION


     PENNZOIL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

       FIRST: Article FIFTH of the corporation's Restated Certificate of Incorporation is hereby amended by deleting the first sentence of subparagraph (f) of Section 1 of Article FIFTH in its entirety and substituting the following sentence therefor:

           To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each committee to consist of one or more of the Directors of the corporation, which, to the extent provided in said resolution or resolutions or in the By-laws of the corporation, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it.

       SECOND:   Article  FIFTH  of  the  corporation's  Restated
Certificate of Incorporation is hereby amended by deleting the first sentence of Section 2 of Article FIFTH in its entirety and substituting the following sentence therefor:

           The number of Directors which shall constitute the whole Board of Directors of the corporation shall be not less than 3 nor more than 13 as specified from time to time in the By-laws of the corporation, except in the case of an increase in the number of Directors by reason of any default provisions contained in Article FOURTH.

       THIRD: The foregoing amendments to the corporation's Restated Certificate of Incorporation have been unanimously adopted by the corporation's Board of Directors at a meeting duly called and held on February 29, 1996 and by the holders of a majority of the outstanding shares of the corporation's capital stock at a meeting duly called and held on May 9, 1996, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed in its name and on its behalf by its duly authorized officer and its corporate seal to be affixed hereto and attested by its Secretary on this 9th day of May, 1996.

                                   PENNZOIL COMPANY



                                   By: /s/  Thomas M. Hamilton
                                     Thomas M. Hamilton
                                     Executive Vice President

ATTEST:



By:  /s/ Linda F. Condit
  Linda F. Condit
  Corporate Secretary





              RESTATED CERTIFICATE OF INCORPORATION
                               OF
                        PENNZOIL COMPANY
                Under Sections 242 and 245 of the
                Delaware General Corporation Law


           PENNZOIL COMPANY, a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies that:

           (1) The name of the corporation is Pennzoil Company. The corporation was, by a Certificate of Agreement of Consolidation between United Gas Corporation, a corporation organized and existing under the laws of the State of Delaware, and Pennzoil Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, formed under the name "Pennzoil United, Inc." Such Certificate of Agreement of Consolidation was filed by the Secretary of State of the State of Delaware on the 22nd day of March, 1968.

            (2) This Restated Certificate of Incorporation restates and further amends the Restated Certificate of Incorporation of the corporation. The amendments effected by this Restated Certificate of Incorporation include, but are not limited to, amendments (i) to increase the number of authorized shares of the corporation's common stock, par value $0.83 1/3 per share, to 100,000,000 and (ii) to eliminate obsolete and unnecessary provisions.

           (3) The restatement of and further amendments to the Restated Certificate of Incorporation of the Corporation have been duly adopted by vote of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

            (4)    The  text  of  the  Restated  Certificate   of
     Incorporation of the Pennzoil Company, as heretofore amended and supplemented, is hereby restated and further amended hereby to read in its entirety as follows:

              RESTATED CERTIFICATE OF INCORPORATION

                               of

                        PENNZOIL COMPANY

     First:  The name of the corporation is Pennzoil Company.

     Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      Fourth: The total number of shares of all classes of  stock
which   the  corporation  shall  have  authority  to   issue   is
137,610,644, divided into classes as follows:

           9,747,720 shares shall be Preferred Stock,  par  value
$1.00 per share ("Preferred Stock");

          27,862,924 shares shall be Preference Common Stock, par value $0.83 1/3 per share ("Preference Common Stock"); and

           100,000,000  shares shall be Common Stock,  par  value
$0.83 1/3 per share ("Common Stock").

      Shares of any class of stock of the corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

      The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Preferred Stock, Preference Common Stock and Common Stock.

                   Section I.  Preferred Stock

      Shares of Preferred Stock shall be issuable in one or more series with such voting powers, full or limited, or no voting powers, and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange and other rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein, and, to the extent not stated and expressed herein, as shall be fixed by the Board of Directors pursuant to the authority to do so, which is hereby expressly vested in it, and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issuance of the Preferred Stock of such series.

      In accordance with this Section I of Article Fourth, the Board of Directors has designated shares of Preferred Stock with the voting powers, preferences, rights, qualifications, limitations and restrictions as set forth on Exhibit A hereto.

              Section II.  Preference Common Stock

      Shares of Preference Common Stock shall be issuable in one or more series with such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange and other rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein, and, to the extent not stated and expressed herein, as shall be fixed by the Board of Directors pursuant to the authority to do so, which is hereby expressly vested in it, and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issuance of the Preference Common Stock of such series.

      Subject to the prior rights of the holders of Preferred Stock as may be set forth in a resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of Preference Common
Stock, in preference to the holders of Common Stock, shall be entitled to receive if, as and when declared by the Board of Directors, out of the assets of the corporation which are by law available for the payment of dividends, dividends at but not exceeding the rate set forth in a resolution or resolutions of the Board of Directors providing for the issuance of any series of Preference Common Stock.

      In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, then, before any distribution may be made to the holders of Common Stock, the holders of Preference Common Stock (subject to the prior rights of holders of Preferred Stock as may be set forth in a resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock) shall be entitled to be paid an amount equal to the accrued and unpaid dividends thereon to the date of payment thereof. After payment or provision for payment of the debts and other liabilities of the corporation and any accrued and unpaid dividends due the holders of Preference Common Stock (subject to the prior rights of holders of Preferred Stock as may be set forth in a resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock), the holders of Preference Common Stock and Common Stock shall be entitled to share ratably in the remaining assets of the corporation. Neither the merger or consolidation of the corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph, but the sale, lease or conveyance of all or substantially all of the assets of the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph.

      In addition to any other voting powers of the holders of Preference Common Stock as may be provided by law, (i) without the affirmative vote of the holders of at least a majority of the total number of shares of Preference Common Stock at the time outstanding, the corporation shall not merge or consolidate with or into any other corporation or sell or otherwise dispose of all or substantially all of its assets (provided, however, that no such vote shall be required in connection with a merger into the corporation of a subsidiary at least 90% of the outstanding shares of each class of stock of which is owned by the corporation), (ii) without the affirmative vote of the holders of at least two-thirds of the total number of shares of Preference Common Stock at the time outstanding, the corporation shall not voluntarily liquidate, dissolve or wind up the affairs of the corporation, (iii) without the affirmative vote of the holders of at least two-thirds of the total number of shares of Preference Common Stock at the time outstanding, the corporation shall not amend, alter or repeal any of the rights, preferences or powers of the holders of Preference Common Stock so as to affect adversely any such rights, preferences or powers (provided, however, that if such amendment, alteration or repeal affects adversely the rights, preferences or powers of one or more, but not all, series of Preference Common Stock at the time outstanding, only the affirmative vote of the holders of at least two-thirds of the total number of outstanding shares of all series so affected shall be required; and provided, further, that an amendment to increase or decrease the authorized number of shares of Preference Common Stock or to create or authorize, or increase or decrease the amount of, any class of stock ranking prior to or on a parity with the outstanding shares of Preference Common Stock as to dividends shall not be deemed to affect adversely the rights, preferences or powers of the holders of Preference Common Stock or any series thereof) and (iv) without the affirmative vote of the holders of at least two-thirds of the total number of shares of Preference Common Stock at the time outstanding, the corporation shall not create or authorize any shares of any class of stock ranking prior to the Preference
Common Stock as to dividends or assets (other than Preferred Stock) or issue any shares of any such prior ranking stock (other than Preferred Stock) more than 12 months after the date as of which the corporation was empowered to create or authorize such prior ranking stock.

                   Section III.  Common Stock

      After the requirements with respect to any preferential dividends upon the Preferred Stock and Preference Common Stock have been met, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

       Section IV.  Provisions Applicable to Capital Stock

      1. Voting Rights. Each share of Common Stock and each share of Preference Common Stock shall entitle the holder thereof to one vote for each share held and, except as otherwise provided herein or by law, the Common Stock and the Preference Common Stock (and any other stock of the corporation at the time entitled to vote) shall vote together as one class. At all elections of directors, each holder of record of shares of Common Stock and/or Preference Common Stock shall be entitled to as many votes as shall equal the number of such shares of Common Stock and/or Preference Common Stock so held multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director, or may distribute them among the number to be voted for, or for any two or more of them, as such holder may see fit.

      2. Regarding Pre-emptive Rights. No stockholder of the corporation shall by reason of his holding shares of any class of stock have any pre-emptive or preferential right to subscribe for, purchase or otherwise acquire or receive any shares of any class of stock issued by the corporation, whether now or hereafter authorized, or any shares of any class of stock of the corporation now or hereafter acquired by the corporation as treasury stock and subsequently reissued or sold or otherwise disposed of, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock, whether now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder; and the Board of Directors may issue shares of any class of stock of the corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

      Fifth: 1. All corporate powers shall be exercised by the Board of Directors except as otherwise provided by law or by the Certificate of Incorporation.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a) Except as may be otherwise provided in the By-laws, to make, alter, amend and repeal the By-laws of the corporation, subject always to the power of the stockholders to change such action.

           (b) To fix in or pursuant to the By-laws from time to time the number of Directors of the corporation, none of whom need be stockholders.

           (c) To fix, determine and vary from time to time the amount to be maintained as surplus of the corporation and the amount or amounts to be set apart as working capital of the corporation.

          (d) To authorize and cause to be executed mortgages and
     liens   upon   the  real  and  personal  property   of   the
     corporation.

           (e) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purposes and/or to abolish any such reserve in the manner in which it was created.

           (f) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each committee to consist of two or more of the Directors of the corporation, which, to the extent provided in said resolution or resolutions or in the By-laws of the corporation, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the corporation or as may be determined from time to time by resolutions adopted by the Board of Directors.

     2. The number of Directors which shall constitute the whole Board of Directors of the corporation shall be not less than 3 nor more than 18 as specified from time to time in the By-laws of the corporation, except in the case of an increase in the number of directors by reason of any default provisions adopted pursuant to Article Fourth. The Board of Directors shall be divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each Director shall serve for a term ending on the third annual meeting following the annual meeting at which such Director was elected. The foregoing notwithstanding, each Director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

      At each annual election, the Directors chosen to succeed those whose terms then expire shall be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of Directors among the classes.

      Notwithstanding the provision that the three classes shall be as nearly equal in number of Directors as possible, in the event of any change in the authorized number of Directors, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistent with the provision that the three classes shall be as nearly equal in number of Directors as possible, be allocated to one or two or more classes, the Board shall allocate it to that of the available classes whose terms of office are due to expire at the earliest date following such allocation.

     3. No Director of the corporation shall be removed from his office as a Director by vote or other action of stockholders or otherwise except for cause.

      4. Except as provided in or pursuant to Article Fourth hereof, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     5. No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that one or more of the Directors of the corporation are interested in, or is a director or directors or officer or officers of such other corporation, and no contract or other transaction between the corporation and any other person or firm shall be affected or invalidated by the fact that one or more of the Directors of the corporation is a party to, or are parties to, or interested in, such contract or transaction; provided that in each such case the nature and extent of the interest of such Director or Directors in such contract or other transaction and/or the fact that such Director or Directors is or are a director or directors or officer or officers of such other corporation is known to the Board of Directors or is disclosed at the meeting of the Board of Directors at which such contract or other transaction is authorized.

      Sixth: 1. Except as set forth in Paragraph 4 of this Article Sixth, the affirmative vote or consent of the holders of 80% of all stock of this corporation entitled to vote in elections of directors (excluding stock entitled so to be exercised only upon the happening of some contingency unless such contingency shall have occurred and is continuing), considered for the purposes of this Article Sixth as one class and hereinafter in this Article Sixth embraced in the term "voting stock", shall be required:

           (i) for a merger or consolidation of the corporation with or into any other corporation, or

           (ii)  for  any sale or lease of all or any substantial
     part   of  the  assets  of  the  corporation  to  any  other
     corporation, person or other entity, or

           (iii) any sale or lease to the corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $5,000,000) in exchange for voting stock (or securities convertible into or exchangeable for voting stock or options, warrants or rights to purchase voting stock or securities convertible into voting stock) of the corporation or any subsidiary of the corporation by any other corporation, person or entity, if as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, or as of the time the Board of Directors shall have approved a memorandum of understanding, or the corporation shall have entered into any agreement, with respect to any such transaction for which the vote or consent of the holders of no class or series of stock of the corporation is otherwise required by law, the Certificate of Incorporation or any other contract or agreement, such other corporation, person or entity which is party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of any class or series of voting stock of the corporation. There shall also be required for any such transaction for which such affirmative vote or consent shall be required by this Paragraph 1 the affirmative vote or consent of the holders of a majority of all voting stock of this corporation, exclusive of all voting stock of this corporation of which such other corporation, person or entity which is party to such transaction is, directly or indirectly, the beneficial owner. Each such affirmative vote or consent shall be in addition to the vote or consent of the holders of any class or series of stock of the corporation otherwise required by law or the Certificate of Incorporation or the resolution or resolutions providing for the issuance of such class or series which have been adopted by the Board of Directors or any agreement between the corporation and any national securities exchange.

      2. For purposes of this Article Sixth any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the corporation:

           (i) which it owns directly, whether or not of record, or

           (ii) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise, or

            (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above), by any "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 1, 1975, or

            (iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (ii) above), by any other corporation, person or entity with which it or its "affiliate" or
     "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation.

          For the purposes of this Article Sixth, the outstanding shares of any class or series of stock of the corporation shall include shares deemed owned through the application of clauses (2)(ii), (iii) and (iv) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise. As used in this Article Sixth, the term "subsidiary" shall mean a corporation a majority of the voting power of the capital stock (that is, voting power entitled to be exercised in the election of directors, but excluding voting power entitled so to be exercised only upon the happening of some contingency unless such contingency shall have occurred and is continuing) of which shall be owned by the corporation or by one or more subsidiaries or by the corporation and one or more subsidiaries.

      3. The Board of Directors shall have the power and duty to determine for the purposes of this Article Sixth on the basis of information known to this corporation whether

           (i) such other corporation, person or other entity beneficially owns 5% or more of the outstanding shares of any class or series of voting stock of the corporation,

           (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined in Paragraph 2 above) of another,

           (iii) the assets being acquired by the corporation, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000, and

           (iv) the memorandum of understanding referred to in Paragraph 4 below is substantially consistent with the transaction covered thereby.

      Any such determination shall be conclusive and binding for all purposes of this Article Sixth.

      4. The provisions of Paragraph 1 of this Article Sixth shall not apply to:

           (i) any merger or consolidation of this corporation with any corporation, or any sale or lease to this corporation or any subsidiary thereof of any assets of, or any sale or lease by this corporation or any subsidiary thereof of any of its assets to, any corporation, person or entity, if the Board of Directors of this corporation has approved a memorandum of understanding with such other corporation, person or entity with respect to such transaction prior to the time that such other corporation, person or entity shall have become a beneficial owner of 5% or more of the outstanding shares of any class or series of voting stock of the corporation; or

           (ii) any merger or consolidation of this corporation with, or any sale or lease to this corporation or any subsidiary thereof of any assets of, or any sale or lease by this corporation or any subsidiary thereof of any of its assets to, any corporation 40% or more of the outstanding voting stock of which is beneficially owned, directly or indirectly, by this corporation.

      5. The corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or the By-laws, from time to time to amend the Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers at any time conferred upon the Directors or stockholders of the corporation by the Certificate of Incorporation or any amendment thereof are subject to such right of the corporation.

      6. Notwithstanding any other provision of this Certificate of Incorporation or the By-laws (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the By-laws), there shall be required to amend, alter, change or repeal, directly or indirectly, this Article Sixth the affirmative vote or consent of (i) the holders of 80% of all voting stock of the corporation (considered for this purpose as one class) and (ii) the holders of a majority of all voting stock of the corporation (considered for this purpose as one class), exclusive of all voting stock of the corporation beneficially owned, directly or indirectly, by any corporation, person or entity which is, as of the record date for the determination of stockholders entitled to notice of such amendment, alteration, change or repeal and to vote thereon or consent thereto, the beneficial owner of 5% or more of the outstanding shares of any class or series of voting stock of the corporation.

      Seventh:   No action required to be taken or which  may  be
taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing to the taking of any action is specifically denied.

      Eighth: No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director occurring on or after April 30, 1987; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (a) for any breach of such director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(c) under Title 8, Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which such director derived an improper personal benefit. Any repeal or modification of this Article Eighth by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                ________________________________

           (5) This Certificate shall become effective upon the filing hereof in the office of the Secretary of State of the State of Delaware.

      IN  WITNESS  WHEREOF,  Pennzoil  Company  has  caused  this
Restated Certificate of Incorporation to be signed by its authorized officer this 3rd day of May, 1995.

                                PENNZOIL COMPANY


                                By: /s/ David P. Alderson, II
                                   David P. Alderson, II
                                   Group Vice President - Finance
                                                        EXHIBIT A

                   CERTIFICATE OF DESIGNATION

                               of

          SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                               of

                        PENNZOIL COMPANY

     Pursuant to Section 151 of the General Corporation Law
                    of the State of Delaware

     PENNZOIL COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES
HEREBY CERTIFY:

      That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on October 28, 1994 adopted the following resolution creating a series of 750,000 shares of Preferred Stock designated as "Series A Junior Participating Preferred Stock":

           RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

          Series A Junior Participating Preferred Stock

      1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 750,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     2. Dividends and Distributions.

      (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.83 1/3 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend
Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 100. In the event the Corporation shall at any time after October 28, 1994 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

      (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment
Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

      3.  Voting Rights. The holders of shares of Series A Junior
Participating Preferred Stock shall have the following voting rights:

      (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation. At all elections of directors at which the Series A Junior Participating Preferred Stock shall vote together with the Common Stock (and any other capital stock of the Corporation at the time entitled thereto), each share of Series A Participating Preferred Stock shall entitle the holder thereof to as many votes as shall equal the Adjustment Number multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director, or may distribute them among the number to be voted for, or for any two or more of them, as such holder may see fit.

      (B) Except as otherwise provided herein, in the Restated Certificate of Incorporation or by law, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of Preference Common Stock, par value $0.83 1/3 per share, of the Corporation ("Preference Common Stock") and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

      (C)(i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of Directors shall be increased by two, effective as of the time of election of such Directors as herein provided, and (2) the holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) upon which these or like voting rights have been conferred and are exercisable (the "Voting Preferred Stock") with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two Directors.

      (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the shares of Voting Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Voting Preferred Stock of such voting right.

      (iii) Unless the holders of Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Stock, which meeting shall thereupon be called by the
Chairman of the Board, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

      (iv) In any default period and after the holders of Voting Preferred Stock shall have exercised their right to elect Directors voting as a class, (x) the Directors so elected by the holders of Voting Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or classes of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Voting Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

      (D)  Except as set forth herein, holders of Series A Junior
Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4. Certain Restrictions.

      (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

       (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

      (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

       (iii)   redeem  or  purchase  or  otherwise  acquire   for
consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

      (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

      6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock and Preference Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of (1) Series A Junior Participating Preferred Stock and (2) Common Stock and Preference Common Stock, respectively, (a) holders of Series A Junior Participating Preferred Stock and (b) holders of shares of Common Stock and Preference Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to (x) the Series A Junior Participating Preferred Stock and (y) the Common Stock and Preference Common Stock, on a per share basis, respectively.

      (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock and Preference Common Stock.

      (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6, but the sale, lease or conveyance of all or substantially all the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

      7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

      8. Redemption. (A) The Corporation, at its option, may redeem shares of the Series A Junior Participating Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (i) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (ii) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock
is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ, a day on which NASDAQ reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

      (B) In the event that fewer than all the outstanding shares of the Series A Junior Participating Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

      (C) Notice of any such redemption shall be given by mailing to the holders of the shares of Series A Junior Participating Preferred Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the fifteenth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series A Junior Participating Preferred Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

      (D)  The  shares of Series A Junior Participating Preferred
Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

      9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock and Preference Common Stock as to such matters.

      10. Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

      11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.